Exhibit 3.1

THE COMPANIES LAW (2018 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTEENTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

Kingsoft Cloud Holdings Limited

AN EXEMPTED COMPANY LIMITED BY SHARES

INCORPORATED ON 3 JANUARY 2012

(As adopted by Special Resolution passed on December 16, 2019 and with effect from December 27, 2019)

1.	The name of the Company is Kingsoft Cloud Holdings Limited.

2.

The Registered Office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands, or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2018 Revision) or as revised, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The authorized share capital of the Company is US$3,000,000.00 divided into (i) 1,282,750,429 Ordinary Shares of a par value of US$0.001 each, (ii) 458,116,000 Series A Preferred Shares of a par value of US$0.001 each, and (iii) 153,603,600 Series B Preferred Shares of a par value of US$0.001 each, (iv) 185,665,192 Series C Preferred Shares of a par value of US$0.001 each, (v) 842,738,782 Series D Preferred Shares of a par value of US$0.001 each, and (vi) 77,125,997 Series D+ Preferred Shares of a par value of US$0.001 each.

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Part II of the Companies Law (2018 Revision) and, subject to the provisions of the Companies Law (2018 Revision) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7

In addition to the rights attaching to Shares under this Memorandum of Association, the Shares shall be also entitled to the rights set out in Schedule A. For the sake of clarity, the Schedule A forms an integral part of this Memorandum of Association. In the event of any conflict between the provisions of this Memorandum of Association and Schedule A, those in Schedule A shall prevail to the extent permitted by the applicable laws.

THE COMPANIES LAW (2018 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SEVENTEENTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

Kingsoft Cloud Holdings Limited

AN EXEMPTED COMPANY LIMITED BY SHARES

INCORPORATED ON 3 JANUARY 2012

(As adopted by Special Resolution passed on December 16, 2019 and with effect from December 27, 2019)

1.	In these Articles Table A in the Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith,

“Articles”	means these Amended and Restated Memorandum of Association and Articles of Association, as may be altered from time to time by Special Resolution.

“Additional Ordinary Shares”	means all Ordinary Shares issued by the Company after the date of the adoption of these Articles; provided that the term “Additional Ordinary Shares” does not include (i) Ordinary Shares issued upon conversion of the Preferred Shares authorized herein; (ii) a subdivision or combination of Ordinary Shares provided for in Section 4(e)(i) in Schedule A, or Ordinary Share dividend or distribution provided for in Section 4(e)(ii) in Schedule A; (iii) any securities issued pursuant to the acquisition of another corporation or entity by the Company as duly approved in accordance with the Articles hereof by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity; (iv) any securities issued pursuant to an IPO; or (v) Employee Securities.

“AMC Director”	has the meaning ascribed to it in Article 74.

“AMC Observer”	has the meaning ascribed to it in Article 74.

“AMC Investor”	means ChinaAMC Special Investment Limited, a company incorporated under the laws of the British Virgin Islands.

“Auditor”	means the person for the time being performing the duties of auditors of the Company (if any).

“Board” and “Board of Directors”	means the board of directors for the time being of the Company.

“CCBI Investor”	means DESIGN TIME LIMITED, a company incorporated and existing under the laws of the British Virgin Islands.

“CIIF Investor”	means China Internet Investment Fund. (中国互联网投资基金（有限合伙）), a limited partnership duly organized and validly existing under the laws of the PRC.

“CIIF Observer”	has the meaning ascribed to it in Article 74.

“CM Investor”	means Buddies Team Limited, a company incorporated under the laws of the British Virgin Islands.

“Company”	means the above named company.

“Conversion Price”	has the meaning specified in Section 4(e) of Schedule A hereto.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes an interim dividend and bonus issues.

“Effective Conversion Price”	means, with respect to any Ordinary Share Equivalents at a given time, an amount equal to the quotient of (i) the sum of any consideration, if any, received by the Company with respect to the issuance of such Ordinary Share Equivalents and the lowest aggregate consideration receivable by the Company, if any, upon the exercise, exchange or conversion of the Ordinary Share Equivalents over (ii) the number of Ordinary Shares issuable upon the exercise, conversion or exchange of the Ordinary Share Equivalents.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2004 Revision).

“Employee Securities”	means any Ordinary Shares and any options to purchase Ordinary Shares issued to employees, consultants, officers, Directors or trustees pursuant to any share option, restricted share, share purchase, share bonus or other equity incentive plans, agreements or arrangements of the Company.

“ESOP”	has the meaning ascribed to it in the Shareholders Agreement.

“Forebright Investor”	means Precious Steed Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Forebright Observer”	has the meaning ascribed to it in Article 74.

“FutureX Capital”	means FutureX Capital 1, FutureX Capital 2, FutureX Capital 3 and FutureX Capital 4 collectively.

“FutureX Capital 1”	means FUTUREX INNOVATION SPC - Special Opportunity Fund VI SP, a company incorporated and existing under the laws of the Cayman Islands.

“FutureX Capital 2”	means FutureX AI Opportunity Fund LP (acting through FutureX Innovation Limited as its general partner), an exempted limited partnership registered and existing under the laws of the Cayman Islands.

“FutureX Capital 3”	means FutureX Innovation SPC (acting for and on behalf of New Technology Fund I SP as one of its segregated portfolios), an exempted segregated portfolio company incorporated and existing under the laws of the Cayman Islands.

“FutureX Capital 4”	means Howater Innovation I Limited Partnership, a limited partnership organized and existing under the laws of the Cayman Islands

“FutureX Director”	has the meaning ascribed to it in Article 74.

“FutureX Observer”	has the meaning ascribed to it in Article 74.

“Group Companies”	means the Company, the Major Subsidiaries and subsidiaries of any of the foregoing, either Controlled through contractual commitment or equity ownership, are collectively referred to as the “Group Companies” and each, a “Group Company”; for the purpose of the foregoing sentence, “Control” of a given person means the power or authority, whether exercised or not, to direct or cause the direction of the business, management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such person or power to control the appointment of a majority of the board of directors of such person; the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“HK Subsidiary”	means Kingsoft Cloud Corporation Limited, a limited liability company incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China.

“IDG Director”	has the meaning ascribed to it in Article 74.

“IDG Investor”	means Celestial Power Limited, a company limited by shares incorporated under the laws of the British Virgin Islands.

“IPO”	has the meaning ascribed to it in the Shareholders Agreement.

“Kingsoft”	means Kingsoft Corporation Limited, a limited liability company incorporated under the law of Cayman Islands.

“Listing Rules”	has the meaning ascribed to it in the Shareholders Agreement.

“Listing Vehicle”	has the meaning ascribed to it in the Shareholders Agreement.

“Metawit Investor”	means METAWIT Capital L.P. (元慧资本有限合伙), an exempted limited partnership registered and existing under the laws of the Cayman Islands.

“Metawit Director”	has the meaning ascribed to it in Article 74.

“Metawit Observer”	has the meaning ascribed to it in Article 74.

“Major Subsidiaries”	has the meaning ascribed to it in the Shareholders Agreement.

“Management”	has the meaning ascribed to it in the Shareholders Agreement.

“Management Holdco”	has the meaning ascribed to it in the Shareholders Agreement.

“Management Restricted Share Agreement”	has the meaning ascribed to it in the Shareholders Agreement.

“Member”	has the same meaning as in the Statute.

“Minsheng Investor”	means New Cloud Ltd., a business company incorporated under the laws of the British Virgin Islands.

“Minsheng Director”	has the meaning ascribed to it in Article 74.

“Minsheng Observer”	has the meaning ascribed to it in Article 74.

“Minsheng Warrant”	has the meaning ascribed to it in the Shareholders Agreement.

“month”	means calendar month.

“Mr. ZHANG Hongjiang”	means ZHANG Hongjiang (张宏江), a citizen of Singapore with passport number of *.

“Observers” or “Observer”	has the meaning ascribed to it in Article 74.

“Officer”	means Mr. WANG Yulin (王育林)

“Officer Holdco”	means Autogold Limited.

“Officer Restricted Share Agreement”	has the meaning ascribed to it in the Shareholders Agreement.

“Ordinary Resolution”	means a resolution passed by Members holding a simple majority of the total issued and outstanding share capital of the Company, on an as-converted basis, who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution passed pursuant to Article 46. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shares”	means the ordinary shares, par value US$0.001 per share, in the authorized share capital of the Company, each having the rights, preferences, privileges and restrictions as set forth in the Articles.

“Ordinary Share Equivalents”	means warrants, options and rights exercisable for Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares, including, without limitation, the Preferred Shares.

“paid-up”	means paid-up and/or credited as paid-up.

“PRC”	means the People’s Republic of China, which, for the purpose of these Articles, excludes Hong Kong, the Macau Special Administrative Region and Taiwan.

“Preferred Share”	means any Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares or Series D+ Preferred Shares, as applicable.

“Preferred Shares Issue Price”	means (i) with respect to Series A Preferred Shares, the per share price of Series A Preferred Share at which time such Series A Preferred Shares were first issued, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events and are otherwise provided herein, or (ii) with respect to Series B Preferred Shares, the per share price of Series B Preferred Share at which time such Series B Preferred Shares were first issued, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events and are otherwise provided herein, or (iii) with respect to Series C Preferred Shares, the per share price of Series C Preferred Share at which time such Series C Preferred Shares were first issued, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events and are otherwise provided herein, or (iv) with respect to Series D Preferred Shares, the per share price of Series D Preferred Share at which time such Series D Preferred Shares were actually issued, and/or the per share exercise price paid by the Minsheng Investor in accordance with the Minsheng Warrant, as applicable, and in each case as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events and are otherwise provided herein, or (v) with respect to Series D+ Preferred Shares, the per share price of Series D+ Preferred Share at which time such Series D+ Preferred Shares were first issued, as adjusted for share dividends, consolidation, splits, combinations, recapitalizations or similar events and are otherwise provided herein.

“Qualified Investment Bank”	has the meaning ascribed to it in the Shareholders Agreement.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Restructuring Documents”	has the meaning ascribed to it in the Shareholders Agreement.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Series A Preferred Shares”	means the series A convertible preferred shares, par value US$0.001 per share, in the authorized share capital of the Company, each having the rights, preferences, privileges and restrictions as set forth in these Articles.

“Series B Preferred Shares”	means the series B convertible preferred shares, par value US$0.001 per share, in the authorized share capital of the Company, each having the rights, preferences, privileges and restrictions as set forth in these Articles.

“Series B Qualified Public Offering”	means a firm commitment underwritten public offering of Ordinary Shares of the Company or the ordinary shares of the Listing Vehicle that directly or indirectly owns substantially all of the assets of the Group Companies on an internationally recognized stock exchange which meets the following requirements: (a) the pre-IPO market value of the Company or the Listing Vehicle (based upon the price at which shares were offered in the Series B Qualified Public Offering) is no less than US$1,512,500,000 or its equivalent in another currency and (b) such offering results in gross proceeds of more than US$151,250,000, in each case as estimated by a Qualified Investment Bank by applying either the mean of the valuation range obtained after the valuation or the average of the means of various valuation ranges obtained from different valuation methodologies. The term “gross proceeds” used herein means the total amount raised from an initial public offering prior to paying any expenses including without limitation to underwriters’ discounts, legal expense, auditors’ fees and similar third party expenses.

“Series C Conversion Price”	has the meaning ascribed to it in Section 4(e) of Schedule A hereto.

“Series C Preferred Shares”	means the series C convertible preferred shares, par value US$0.001 per share, in the authorized share capital of the Company, each having the rights, preferences, privileges and restrictions as set forth in these Articles.

“Series C Qualified Public Offering”	means the public offering of Ordinary Shares of the Company or the ordinary shares of the Listing Vehicle that directly or indirectly owns substantially all of the assets of the Group Companies on an internationally recognized stock exchange which meets the following requirements: (a) the pre-IPO market value of the Company or the Listing Vehicle (based upon the price at which shares were offered in the Series C Qualified Public Offering) is no less than US$2,000,000,000 or its equivalent in another currency and (b) such offering results in gross proceeds of no less than than US$200,000,000. The term “gross proceeds” used herein means the total amount raised from an initial public offering prior to paying any expenses including without limitation to underwriters’ discounts, legal expense, auditors’ fees and similar third party expenses.

“Series D Conversion Price”	has the meaning ascribed to it in Section 4(e) of Schedule A hereto.

“Series D Preferred Shares”	means the series D convertible preferred shares, par value US$0.001 per share, in the authorized share capital of the Company, each having the rights, preferences, privileges and restrictions as set forth in these Articles.

“Series D Qualified Public Offering”	means the public offering of Ordinary Shares of the Company or the ordinary shares of the Listing Vehicle that directly or indirectly owns substantially all of the assets of the Group Companies on an internationally recognized stock exchange which meets the following requirements: (a) the pre-IPO market value of the Company or the Listing Vehicle (based upon the price at which shares were offered in the Series D Qualified Public Offering) is no less than US$3,000,000,000 or its equivalent in another currency and (b) such offering results in gross proceeds of no less than US$300,000,000. The term “gross proceeds” used herein means the total amount raised from an initial public offering prior to paying any expenses including without limitation to underwriters’ discounts, legal expense, auditors’ fees and similar third party expenses.

“Series D+ Conversion Price”	has the meaning ascribed to it in Section 4(e) of Schedule A hereto.

“Series D+ Preferred Shares”	means the series D+ convertible preferred shares, par value US$0.001 per share, in the authorized share capital of the Company, each having the rights, preferences, privileges and restrictions as set forth in these Articles.

“Share Award Scheme”	means the share award scheme adopted by the Board on February 22, 2013, as amended from time to time.

“Shares”	means, collectively, the Ordinary Shares and the Preferred Shares of the Company (with each of such Shares being referred to as a “Share”).

“Shareholders Agreement”	means the Ninth Amended and Restated Shareholders Agreement dated as of December 27, 2019 entered into by and among the Group Companies, the Officer Holdco, the Officer, the Management Holdco, Mr. ZHANG Hongjiang, Kingsoft, Xiaomi, the IDG Investor, the AMC Investor, the CM Investor, the Minsheng Investor, the Metawit Investor, the Shunwei Investor, the Forebright Investor, FutureX Capital the CIIF Investor and the CCBI Investor, as amended.

“Shunwei Investor”	means Shunwei Growth III Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Special Resolution”	subject to Article 56, means a Members’ resolution expressed to be a special resolution (i) passed by Member(s) holding a majority of not less than two-thirds of total issued and outstanding share capital of the Company, on an as-converted basis, who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or (ii) approved in writing by the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members pursuant to Article 46, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed. Unless a poll is demanded by at least one Member, a declaration of the chairman of the meeting that the resolution has been carried shall be conclusive evidence of the fact, without proof of the number or proportion of votes recorded in favor of or against the same. In computing the majority when a poll is demanded, the number of votes to which each Member is entitled by the Articles shall be considered.

“Statute”	means the Companies Law (2018 Revision) of the Cayman Islands, including any amendment thereto.

“Subsidiary”	mean, with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote or (y) more than fifty percent (50%) interest in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the PRC Generally Accepted Accounting Principles or the U.S. Generally Accepted Accounting Principles, or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

“Transaction Documents”	has the meaning ascribed to it in the Shareholders Agreement.

“Trade Sale”	means (i) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Group Companies; (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Group Companies; (iii) a sale, transfer or other disposition of a majority of the issued and outstanding share capital of any Major Group Company or a majority of the voting power of any Major Group Company, through one or a series of related transactions; or (iv) a merger, consolidation or other business combination of any Major Group Company with or into any other business entity in which the shareholders of the Company immediately after such merger, consolidation or business combination hold, directly or indirectly, shares representing less than a majority of the voting power of the outstanding share capital of the surviving business entity. A “Major Group Company” shall mean any Group Company, together with its Subsidiaries on a consolidated basis, owns or generates more than 50% of the total assets or net assets or total revenue of all the Group Companies, calculated based on the latest audited consolidated financial statements of the Group Companies. For the avoidance of doubt, (i) any pledge or disposal of fixed assets of the Group Companies under financial leases in order to obtain loans from commercial banks or other financial institutions, or (ii) restructuring within, or transactions among, the Group Companies, shall not constitute a Trade Sale.

“Trustee”	means TMF Trust (HK) Limited and any additional or replacement trustees, being the trustee or trustees for the time being of the trusts declared in the Trust Deed for the purpose of the ESOP.

“Trust Deed”	means the trust deed dated December 7, 2018 entered into by and between the Company and the Trustee (as restated, supplemented and amended from time to time).

“Total Share Capital of the Company as of Closing”	has the meaning ascribed to it in the Shareholders Agreement.

“Xiaomi”	means collectively, Xiaomi Corporation, a limited liability company incorporated under the laws of Cayman Islands, and/or its affiliates, successors, assigns and transferees.

“Xiaomi Group”	has the meaning ascribed to it in the Shareholders Agreement.

“Xiaomi Observer”	has the meaning ascribed to it in Article 74.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Any phrase introduced by the terms “include”, “including”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

References to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time.

Headings are inserted for reference only and shall be ignored in construing these Articles.

1A.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of the shares may have been allotted.

2.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

3.	(a)

Each Member shall be entitled to a share certificate. Share certificates representing Shares of the Company shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorized by the Directors. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the seal and authorized signature(s) affixed by some method or system of mechanical process.

(b)

The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

4.

If a share certificate be defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

ISSUE OF SHARES

5.	Subject to these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing Shares:

(a)

the Directors may allot, issue, grant options over or otherwise dispose of Shares of the Company with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. The Company shall not issue Shares in bearer form.

(b)

The Board may issue warrants to subscribe for any class or series of Shares or other securities of the Company on such terms as it may from time to time determine. Where warrants are issued to bearer, no new warrants shall be issued to replace one that has been lost unless the Board is satisfied beyond reasonable doubt that the original has been destroyed and the Company has received an indemnity in such form as the Board shall think fit with regard to the issue of any such new warrant.

(c)

The Directors may issue Shares against payment in cash or against payment in kind (which may, in the sole determination of the Directors, include tangible assets, services or any other valuable property).

6.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Statute.

TRANSFER OF SHARES

7.

The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8.

The Directors, solely subject to and in accordance with contractual commitments regarding the transfer of Shares that the Company may from time to time have, may decline to register any transfer of Shares in violation of such commitments. If the Directors refuse to register a transfer they shall notify the transferee within two (2) months of such refusal.

9.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five (45) days in any year.

REDEEMABLE SHARES

10.	(a)

Subject to the provisions of the Statute and in accordance with these Articles and the Shareholders Agreement, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such shares shall be effected in accordance with the Statute and these Articles or in such manner as the Company may, by Special Resolution, determine before the issuance of such shares.

(b)

Subject to the provisions of the Statute and these Articles, the Company may purchase its own shares (including any redeemable shares), provided that the Board shall have approved the manner of purchase in writing. The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute and these Articles, including out of capital.

VARIATION OF RIGHTS OF SHARES

11.	(a)

Subject to and without prejudice to the other provisions under these Articles, if at any time the share capital of the Company is divided into different classes or series of Shares, the rights attached to any class or series (other than the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D+ Preferred Shares) (unless otherwise provided by the terms of issue of the Shares of that class or series) may, whether or not the Company is being wound-up and except where these Articles or the Statute impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class or series, be varied with the consent in writing of the holders of at least 50% of the then issued and outstanding Shares of that class or series; provided that, the rights attached to Series B Preferred Shares may be varied with the consent in writing of the holders of at least 66% of the then issued and outstanding Series B Preferred Shares; provided further that, the rights attached to Series C Preferred Shares may be varied with the consent in writing of the holders of at least 66% of the then issued and outstanding Series C Preferred Shares; provided further that, subject to Article 61, the rights attached to Series D Preferred Shares and Series D+ Preferred Shares may be varied with the consent in writing of the holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis).

(b)

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one or more persons holding or representing in person or by proxy at least 50% of the then issued and outstanding Shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll; provided that the necessary quorum for meetings of the holders of Series B Preferred Shares shall be one or more persons holding or representing in person or by proxy at least 66% of the then issued and outstanding Series B Preferred Shares and that any holder of shares of the class or series present in person or by proxy may demand a poll; provided further that, the necessary quorum for meetings of the holders of Series C Preferred Shares shall be one or more persons holding or representing in person or by proxy at least 66% of the then issued and outstanding Series C Preferred Shares and that any holder of shares of the class or series present in person or by proxy may demand a poll; provided further that, the necessary quorum for meetings of the holders of Series D Preferred Shares shall be one or more persons holding or representing in person or by proxy at least 66% of the then issued and outstanding Series D Preferred Shares and that any holder of shares of the class or series present in person or by proxy may demand a poll; provided further that, the necessary quorum for meetings of the holders of Series D+ Preferred Shares shall be one or more persons holding or representing in person or by proxy at least 66% of the then issued and outstanding Series D+ Preferred Shares and that any holder of shares of the class or series present in person or by proxy may demand a poll.

12.

The rights conferred upon the holders of the Shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class or series, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

13.

The Company may in so far as the Statute from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

PREFERRED SHARES

14.	The Preferred Shares shall have the rights conferred upon them under Schedule A attached hereto.

15.	Each Ordinary Share in the Company shall be junior and subordinate to the rights of the Preferred Shares pursuant to the Articles.

16.

In addition to any other rights attaching to the Preferred Shares, each Preferred Share in the Company confers on the holder the rights set out in Schedule A attached hereto. For the sake of clarity, Schedule A forms part of the Articles; provided that in the event of any conflict between the conditions in the Articles and Schedule A, Schedule A shall prevail.

NON-RECOGNITION OF TRUSTS

17.

Subject to the Trust Deed and Share Award Scheme, no person shall be recognized by the Company as holding any Share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

18.

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other amounts payable in respect of that share.

19.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) days after a notice in writing has been given to the registered holder or holders for the time being of the shares, or the person, of which the Company has notice, entitled thereto by reason of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

20.

To give effect to any such sale, the Directors may authorize any person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

21.

The net proceeds of such sale after payment of costs shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

22.

(a) Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether in respect of par value or premium or otherwise), and each Member shall (subject to receiving at least fourteen (14) days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

23.

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest either wholly or in part.

24.

An amount payable in respect of a share on allotment or at any fixed date, whether on account of the par value or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if such amount had become payable by virtue of a call duly made and notified.

25.	The Directors may issue shares with different terms as to the amount and times of payment of calls or interest to be paid.

26.	(a)

The Directors may, if they think fit, receive from any Member willing to advance all or any part of the monies uncalled and unpaid upon any shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

(b)

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

27.	(a)

If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

(b)

If the notice is not complied with any share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends or other monies declared payable in respect of the forfeited share and not paid before the forfeiture.

28.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

29.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

30.

A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The certificate shall (subject to the execution of an instrument of transfer) constitute good title to the share and the person to whom the share is sold or disposed of shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

31.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

32.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

33.	(a)

Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the Share or to make some person nominated by him as the transferee, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

34.

A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

35.	(a)	Subject to the provisions of the Statute and these Articles (including Schedule A hereto), the Company may by Ordinary Resolution:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

36.	(a)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(b)	Subject to the provisions of the Statute and these Articles (including Schedule A hereto), the Company may by Special Resolution:

(i)	change its name;

(ii)	alter or add to these Articles;

(iii)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(iv)	reduce its share capital and any capital redemption reserve fund.

(c)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

37.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty (40) days. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten (10) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

38.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within ninety (90) days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

39.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

40.	(a)

Subject to paragraph (c) of this Article 40, if so determined by the Directors, the Company shall hold its annual general meetings and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten (10) o’clock in the morning.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	Unless required by the Statute, the Company may but shall not be obligated to hold an annual general meeting.

41.	(a)

The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth (1/10) of the then issued and outstanding shares as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) months after the expiration of the said twenty-one (21) days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

42.

At least ten (10) days’ notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company; provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)

in the case of an annual general meeting by the Members (or their proxies) holding not less than ninety-seven percent (97%) of the total issued and outstanding share capital of the Company on an as-converted basis entitled to attend and vote thereat; and

(b)

in the case of any other general meeting by the Members (or their proxies) holding not less than ninety percent (90%) of the total issued and outstanding share capital of the Company (other than the Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series D+ Preferred Shares) on an as-converted basis entitled to attend and vote thereat and the Members (or their proxies) holding not less than sixty-six percent (66%) of the total issued and outstanding Series B Preferred Shares on an as converted basis, the Members (or their proxies) holding not less than sixty-six percent (66%) of the total issued and outstanding Series C Preferred Shares on an as converted basis, the Members (or their proxies) holding not less than sixty-six percent (66%) of the total issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares calculated together on an as converted basis.

43.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

44.	All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:

(a)	the declaration and sanction of dividends;

(b)	the consideration of the accounts and balance sheets and the reports of the Directors and other documents required to be annexed to the accounts;

(c)	the election of Directors in place of those retiring (if any); and

(d)	the appointment of the Auditors of the Company and the fixing of, or the determination of the method of fixing, the remuneration of the Auditors.

45.	(a)

No business, save the election of a Chairman of the meeting, shall be transacted at any general meeting unless a quorum of Members is present; the holders of a majority of the outstanding share capital (calculated on an as-converted basis) of the Company shall constitute a quorum; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

(b)

A meeting of the Members or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or video conferencing) which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

46.

A resolution (whether an Ordinary Resolution or a Special Resolution) in writing (in one or more counterparts) signed by the Members holding no less than ninety-seven percent (97%) of the total issued and outstanding share capital of the Company, on an as-converted basis, for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held. A written notice of confirmation of such resolution in writing sent by or on behalf of a Member shall be deemed to be his signature to such resolution in writing for the purposes of this Article. Such resolution in writing may consist of several documents, and each such document shall be certified by the Secretary to contain the correct version of the proposed resolution.

47.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

48.

The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting. If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

49.

The Chairman of any general meeting at which a quorum is not present may, with the consent of the meeting, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place or sine die, but no business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place, unless due notice thereof is given or such notice is waived in the manner prescribed by these Articles. When a meeting is adjourned for thirty (30) days or more, or sine die, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or the business to be transacted thereat. Where a meeting is adjourned sine die, the time and place for the adjourned meeting shall be fixed by the Directors.

50.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is, before or on the declaration of the result of the show of hands, demanded by the Chairman or any Member or Members present in person or by proxy collectively holding at least ten percent (10%) of the total issued and outstanding share capital of the Company on an as-converted basis entitled to attend and vote thereat at the meeting or any Member or Members present in person or by proxy collectively holding at least twenty-five percent (25%) of the total issued and outstanding Series B Preferred Shares or any Member or Members present in person or by proxy collectively holding at least twenty-five percent (25%) of the total issued and outstanding Series C Preferred Shares or any Member or Members present in person or by proxy collectively holding at least twenty-five percent (25%) of the total issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares calculated together on an as converted basis.

51.

Subject to the provisions of these Articles, unless a poll be so demanded a declaration by the Chairman that a resolution has on a show of hands been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

52.	The demand for a poll may be withdrawn.

53.

Subject to the provisions of these Articles, except on a poll demanded on the election of a Chairman or on a question of adjournment, a poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

54.

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the general meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

55.

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

MATTERS REQUIRING APPROVAL BY SHAREHOLDERS

56.

In addition to such other limitation as may be provided in the Articles (including Section 3 of Schedule A hereto and Article 57 to Article 61) and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of a majority (unless the relevant statutes in Cayman Islands and/or other jurisdiction, and/or the Stock Exchange of Hong Kong Limited require a higher percentage) of the Shares then issued and outstanding, voting together as a single class on an as-converted basis:

(a)

any action that authorizes, creates, issues, make any change to, cancel, increase or decrease any class of securities, including without limitation, any and all capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital of the Group Companies, or any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any contract providing for the acquisition of any of the foregoing;

(b)

any action that repurchases, redeems or retires any of the Group Companies’ voting securities other than pursuant to contractual rights to repurchase any shares of the Company from employees, directors or consultants of the Group Companies upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Company provided under the Shareholders Agreement, the Officer Restricted Share Agreement and the Management Restricted Share Agreement;

(c)

acquisition of any share capital or other securities of any body corporate; merge or consolidation or other business combination of any Group Company with or into any other business entity; acquisition or disposal of any interest in any other company, partnership, or business entity (including the incorporation of a company); enter into any partnership, profit sharing agreement or joint venture; acquire any material stock or assets of any person; any transaction or a series of transactions immediately after which the shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of such Group Company; any Trade Sale;

(d)

any action that capitalize the profits or reserves of any Group Company; authorize, create, allot, issue or place under option of the share, convertible loan stock or debentures of any Group Company; bond or note financing;

(e)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions on any securities or registered capital of the Group Companies;

(f)	any increase or decrease of the size of the Board or the board of directors of other Group Companies not provided for in these Articles;

(g)	any amendment to the power of the Board or the board of directors of other Group Companies;

(h)	any amendment of the Articles or any constitutional documents of the Group Companies;

(i)	any amendment to the Restructuring Documents; and

(j)

passing any resolution or taking any action for the winding up, termination or similar insolvency or bankruptcy proceedings of any Group Company or undertaking any merger, reconstruction or liquidation exercise or make any composition or arrangement with creditors concerning any Group Company or applying for the appointment of a receiver, manager or judicial manager or like officer.

57.

In addition to such other limitation as may be provided in the Articles (including Section 3 of Schedule A hereto, Article 56 and Article 58 to Article 61) and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of a majority (unless the relevant statutes in Cayman Islands and/or other jurisdiction, and/or the Stock Exchange of Hong Kong Limited require a higher percentage) of the Series A Preferred Shares then issued and outstanding, voting as a separate class:

(a)

the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Series A Preferred Shares (including any additional Series A Preferred Shares authorized, created or issued after the date of these Articles);

(b)	any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series A Preferred Shares;

(c)

merger or consolidation or other business combination of any Group Company with or into any other business entity, immediately after which the existing shareholders of any Group Company hold Shares representing less than a majority of the voting power of the outstanding share capital of the surviving company; entering into any partnership agreement, profit sharing agreement or joint venture agreement, the value of which exceeds US$3,000,000; any transaction or a series of transactions immediately after which the shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of such Group Company; any Trade Sale;

(d)

entering into transactions, or amending or terminating existing transactions, between any Group Company on the one hand and any of its “connected persons” (as defined in the Listing Rules) (excluding any other Group Company) on the other hand, the value of which exceeds or is reasonably likely to exceed US$5,000,000;

(e)	any amendment of the Articles or any other constitutional documents of the Company;

(f)	any material amendment to the Restructuring Documents;

(g)	any amendment to the ESOP to increase the size of the option pool or the adoption of any employee share incentive plan other than the existing ESOP;

(h)	other matters that require class voting under the law of the Cayman Islands;

(i)	the authorization, creation, issuance or sale of any additional Series A Preferred Shares;

(j)	the authorization, creation, issuance or sale of any Additional Ordinary Shares for a consideration per share less than the then existing Conversion Price of Series A Preferred Shares; and

(k)

the authorization, creation, issuance or sale of any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than the then existing Conversion Price of Series A Preferred Shares.

For the purpose of determining the consideration to be received by the Company under subsections (j) and (k) above and under Articles 58(j), 58(k), Article 60(i) and Article 60(j) below:

(i)

To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(ii)

To the extent it consists of property other than cash, the consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(iii)

If such Additional Ordinary Shares or Ordinary Share Equivalents are issued together with other Shares or securities or other assets of the Company for consideration which covers both such Additional Ordinary Shares or Ordinary Share Equivalents and such other Shares or securities or other assets, the consideration received by the Company shall be the proportion of such consideration so received with respect to such Additional Ordinary Shares or Ordinary Share Equivalents, as determined in good faith by the Board.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (k) above requires a Special Resolution, and if the Members vote in favor of such act but the approval by holders of a majority of the Series A Preferred Shares has not yet been obtained, the holders of the Series A Preferred Shares, in such vote, hold one hundred (100) votes per Series A Preferred Share for the relevant Series A Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

58.

In addition to such other limitations as may be provided in the Articles (including Section 3 of Schedule A hereto, Article 56, Article 57 and Article 59 to Article 61) and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of at least 66% of the then issued and outstanding Series B Preferred Shares, voting as a separate class; provided that (i) such vote or written consent shall not be required if such actions are for the purpose of completing an IPO, and (ii) in the event that any holder of the then issued and outstanding Series B Preferred Shares fails to participate in the general meeting duly called to approve such action after being notified of the meeting and the agenda in writing by the Company in accordance with the Restated Articles, the number of Series B Preferred Shares held by such holder shall not be included in calculating the percentage of Series B Preferred Shares the vote or consent of whose holders is required with respect to actions on the agenda:

(a)

the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Series B Preferred Shares (including any additional Series B Preferred Shares authorized, created or issued after the date hereof);

(b)	any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series B Preferred Shares;

(c)

merger or consolidation or restructuring or other business combination of any Group Company with or into any other business entity, immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving company; any transaction or a series of transactions immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of such Group Company; any Trade Sale;

(d)

redemption, repurchase or cancellation of any Share or other equity securities of the Company or any amendment to terms of such redemption, repurchase or cancellation, other than as provided under any Transaction Document, or any transfer under Section 4.4(a) of the Shareholders Agreement, or any transfer by any Management or participant of the ESOP other than the Officer under Section4.4(b) of the Shareholders Agreement, so long as the holders of the Series B Preferred Shares are entitled to the tag-along right under Section4.4(b) of the Shareholders Agreement with respect to such transfer;

(e)	any amendment of the Articles or any other constitutional documents of the Company;

(f)	dissolution, liquidation or bankruptcy of any Group Company;

(g)	any change to the Company’s policy of making dividend distributions in proportion to shareholding percentages on an as-converted basis;

(h)	any change to the composition of the Board;

(i)	any material amendment to the Restructuring Documents;

(j)	the authorization, creation, issuance or sale of any Additional Ordinary Shares for a consideration per share less than the then existing Conversion Price of Series B Preferred Shares;

(k)

the authorization, creation, issuance or sale of any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than the then existing Conversion Price of Series B Preferred Shares;

(l)

establishment of or any amendment to the terms of, or the number of Shares or their equivalent covered under, any equity incentive plan for employees or directors of the Company, for which, together with any other such plan, the number of Shares reserved after the date of the Shareholders Agreement, exceeds 5% of the Total Share Capital of the Company as of Closing on a fully diluted and as-converted basis; for the avoidance of doubt, (i) the reservation of certain number of additional Shares which is no more than 5% of the Total Share Capital of the Company as of Closing on a fully diluted and as-converted basis for any equity incentive plan for employees or directors of the Company, and (ii) any grant of awards under such plan, any grant of options, awards, or restricted shares pursuant to the ESOP and the issuance of Ordinary Shares under such plan or the ESOP, shall not be subject to the approval of holders of the Series B Preferred Shares in this subsection (l); and

(m)	other matters that require class voting under the law of the Cayman Islands.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (m) above requires a Special Resolution, and if the Members vote in favor of such act but the approval by holders of at least 66% of the then issued and outstanding Series B Preferred Shares has not yet been obtained, the holders of the Series B Preferred Shares, in such vote, hold one hundred (100) votes per Series B Preferred Share for the relevant Series B Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

59.

In addition to such other limitations as may be provided in the Articles (including Section 3 of Schedule A hereto, Article 56, Article57, Article 58, Article 60 and Article 61) and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of at least 66% of the then issued and outstanding Series C Preferred Shares, voting as a separate class; provided that (i) such vote or written consent shall not be required if such actions are for the purpose of completing an IPO and/or pre-IPO financing, and (ii) in the event that any holder of the then issued and outstanding Series C Preferred Shares fails to participate in the general meeting duly called to approve such action after being notified of the meeting and the agenda in writing by the Company in accordance with the Restated Articles, the number of Series C Preferred Shares held by such holder shall not be included in calculating the percentage of Series C Preferred Shares the vote or consent of whose holders is required with respect to actions on the agenda:

(a)

the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Series C Preferred Shares (including any additional Series C Preferred Shares authorized, created or issued after the date hereof);

(b)	any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series C Preferred Shares;

(c)

merger or consolidation or restructuring or other business combination of any Group Company with or into any other business entity, immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving company; any transaction or a series of transactions immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of such Group Company; and Trade Sale;

(d)	any amendment of the Articles or any other constitutional documents of the Company;

(e)	dissolution, liquidation or bankruptcy of any Group Company;

(f)	any change to the Company’s policy of making dividend distributions in proportion to shareholding percentages on an as-converted basis;

(g)	any material amendment to the Restructuring Documents;

(h)	any declaration or payment of dividends to the holders of Ordinary Shares; and

(i)	other matters that require class voting under the law of the Cayman Islands.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (i) above requires a Special Resolution, and if the Members vote in favor of such act but the approval by holders of at least 66% of the Series C Preferred Shares has not yet been obtained, the holders of the Series C Preferred Shares, in such vote, hold one hundred (100) votes per Series C Preferred Share for the relevant Series C Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

60.

In addition to such other limitations as may be provided in the Articles (including Section 3 of Schedule A hereto, Article 56 to Article 59 and Article 61) and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis), voting as a separate class; provided that (i) such vote or written consent shall not be required if such actions are for the purpose of completing an IPO and/or pre-IPO financing, and (ii) in the event that any holder of the then issued and outstanding Series D Preferred Shares or Series D+ Preferred Shares fails to participate in the general meeting duly called to approve such action after being notified of the meeting and the agenda in writing by the Company in accordance with the Restated Articles, the number of Series D Preferred Shares or Series D+ Preferred Shares held by such holder shall not be included in calculating the percentage of Series D Preferred Shares and the Series D+ Preferred Shares the vote or consent of whose holders is required with respect to actions on the agenda:

(a)

the authorization, creation or issuance of any class or series of securities (or warrants, options or similar rights to acquire such securities) having any right, preference or priority superior to or on a parity with the Series D Preferred Shares or the Series D+ Preferred Shares (including any additional Series D Preferred Shares or the Series D+ Preferred Shares authorized, created or issued after the date hereof but excluding the Series D+ Preferred Shares issued pursuant to Section 13.15 of the Shareholders Agreement);

(b)	any change in any of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the holders of Series D Preferred Shares or the Series D+ Preferred Shares;

(c)

merger or consolidation or restructuring or other business combination of any Group Company with or into any other business entity, immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of the surviving company; any transaction or a series of transactions immediately after which the existing shareholders of any Group Company hold shares representing less than a majority of the voting power of the outstanding share capital of such Group Company; and Trade Sale;

(d)	any amendment of the Articles or any other constitutional documents of the Company;

(e)	dissolution, liquidation or bankruptcy of any Group Company;

(f)	any change to the Company’s policy of making dividend distributions in proportion to shareholding percentages on an as-converted basis;

(g)	any material amendment to the Restructuring Documents;

(h)	any declaration or payment of dividends to the holders of Ordinary Shares;

(i)	the authorization, creation, issuance or sale of any Additional Ordinary Shares for a consideration per share less than the then existing Conversion Price of Series D+ Preferred Shares;

(j)

the authorization, creation, issuance or sale of any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than the then existing Conversion Price of Series D+ Preferred Shares;

(k)	any change to the composition of the Board; and

(l)	other matters that require class voting under the law of the Cayman Islands.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (l) above requires a Special Resolution, and if the Members vote in favor of such act but the approval by holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis) has not yet been obtained, the holders of the Series D Preferred Shares and Series D+ Preferred Shares, in such vote, hold one hundred (100) votes per Series D Preferred Share and Series D+ Preferred Share for the relevant Series D Preferred Shares and Series D+ Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

61.

In addition to such other limitations as may be provided in the Articles (including Section 3 of Schedule A hereto and Article 56 to Article 60) and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the vote or written consent of the holders of at least 66% of the then issued and outstanding Series D+ Preferred Shares, voting as a separate class; provided that (i) such vote or written consent shall not be required if such actions are for the purpose of completing an IPO and/or pre-IPO financing, and (ii) in the event that any holder of the then issued and outstanding Series D+ Preferred Shares fails to participate in the general meeting duly called to approve such action after being notified of the meeting and the agenda in writing by the Company in accordance with the Restated Articles, the number of Series D+ Preferred Shares held by such holder shall not be included in calculating the percentage of Series D+ Preferred Shares the vote or consent of whose holders is required with respect to actions on the agenda:

(a)	any change in the liquidation preference of the holders of Series D+ Preferred Shares provided in Schedule A; and

(b)	any change in the exit right of Series D+ Preferred Shares under Section 9.2 of the Shareholders Agreement.

Notwithstanding anything to the contrary contained herein, where any act listed in clauses (a) through (b) above requires a Special Resolution, and if the Members vote in favor of such act but the approval by holders of at least 66% of the then issued and outstanding Series D+ Preferred Shares on a fully diluted basis has not yet been obtained, the holders of the Series D+ Preferred Shares, in such vote, hold one hundred (100) votes per Series D+ Preferred Share for the relevant Series D+ Preferred Shares held thereby and all the other Members shall have one (1) vote for each share held by the respective holder.

61A.

The provisions of Articles 56-61 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO (the “Termination Date”); provided that, in the event that the IPO does not complete within twelve (12) months after the Termination Date, each of the Group Companies shall take all such actions as necessary or desirable to restore all the rights and privileges of the holders of the Preferred Shares under the provisions of Articles 56-61.

VOTES OF MEMBERS

62.

Except as otherwise required by law or as set forth herein, the holder of any shares issued and outstanding shall have one vote for each Share held by such holder, and shall vote on all matters except as specifically provided herein or as otherwise required by law.

63.

In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

64.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bon is, or other person in the nature of a committee, receiver or curator bon is appointed by that court, and any such committee, receiver, curator bon is or other persons may vote by proxy.

65.

No Member shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class or series of shares unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

66.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

67.	On a poll or on a show of hands votes may be given either personally or by proxy.

PROXIES

68.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointer or of his attorney duly authorized in writing, or, if the appointer is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

69.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointer that the instrument of proxy duly signed is in the course of transmission to the Company. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

70.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

71.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

72.

Any corporation or other non-natural person which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class or series of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

SHARES THAT MAY NOT BE VOTED

73.

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS AND OBSERVERS

74.	There shall be a Board consisting of up to sixteen (16) persons (exclusive of alternate Directors).

(a)

For so long as Xiaomi holds no less than 72,800,000 Ordinary Shares (subject to any adjustment made pursuant to share subdivision, combination, consolidation or other event of a similar nature), Xiaomi shall have the right to appoint and remove one (1) Director;

(b)

For so long as IDG Investor holds no less than 58,983,782 Ordinary Shares on an as-converted basis (subject to any adjustment made to reflect any share subdivision, share consolidation, share dividend, share reclassification, restructuring, capitalization issuance or similar transaction affecting the share capital of the Company), IDG Investor shall have the right to appoint and remove one (1) Director (the “IDG Director”); provided that Kingsoft or the Company shall have the right to require the IDG Investor to re-designate a person as the IDG Director as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent IDG Director (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor (as defined in the Shareholders Agreement), or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent IDG Director shall, immediately upon the determination of the Board pursuant to the Shareholders Agreement, cease to have the rights associated with the director positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings;

(c)

For so long as AMC Investor holds no less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis, AMC Investor shall have the right to appoint and remove one (1) director (the “AMC Director”), provided however, if AMC Investor holds less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis, the AMC Director shall be immediately removed from the Board (for the avoidance of doubt, if the AMC Investor holds no less than 81,833,838 Ordinary Shares on an as-converted basis, then even if the AMC Investor holds less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis, the AMC Director shall not be removed), and the AMC Investor shall not have any right to appoint any director (unless subsequently it holds no less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis or the AMC Investor holds no less than 81,833,838 Ordinary Shares on an as-converted basis);

(d)

For so long as the Minsheng Investor holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, Minsheng Investor shall have the right to appoint and remove one (1) director (the “Minsheng Director”), provided however, if Minsheng Investor holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Minsheng Director shall be immediately removed from the Board (for the avoidance of doubt, if the Minsheng Investor holds no less than 94,276,365 Ordinary Shares on an as-converted basis, then even if the Minsheng Investor holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Minsheng Director shall not be removed, and the Minsheng Investor shall still have the right to appoint a director), and the Minsheng Investor shall not have any right to appoint any director (unless subsequently the Minsheng Investor holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis or the Minsheng Investor holds no less than 94,276,365 Ordinary Shares on an as-converted basis);

(e)

For so long as Metawit Investor holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, Metawit Investor shall have the right to appoint and remove one (1) director (the “Metawit Director”), provided however, if Metawit Investor holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Metawit Director shall be immediately removed from the Board (for the avoidance of doubt, if the Metawit Investor holds no less than 94,276,365 Ordinary Shares on an as-converted basis, then even if the Metawit Investor holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Metawit Director shall not be removed, and the Metawit Investor shall still have the right to appoint a director), and the Metawit Investor shall not have any right to appoint any director (unless subsequently the Metawit Investor holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis or the Metawit Investor holds no less than 94,276,365 Ordinary Shares on an as-converted basis);

(f)

For so long as FutureX Capital holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, FutureX Capital shall have the right to appoint and remove one (1) director (the “FutureX Director”), provided however, if FutureX Capital holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the FutureX Director shall be immediately removed from the Board (for the avoidance of doubt, if FutureX Capital holds no less than 91,976,964 Ordinary Shares on an as-converted basis, then even if FutureX Capital holds less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis, the FutureX Director shall not be removed, and FutureX Capital shall still have the right to appoint a director), and FutureX Capital shall not have any right to appoint any director (unless subsequently FutureX Capital holds no less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis or FutureX Capital holds no less than 91,976,964 Ordinary Shares on an as-converted basis); and

(g)

For so long as the Officer Holdco, Mr. ZHANG Hongjiang and the Management Holdco collectively hold no less than 44,030,000 Ordinary Shares (subject to any adjustment made pursuant to share subdivision, combination, consolidation or other event of a similar nature), Mr. ZHANG Hongjiang, the Officer Holdco and the Management Holdco shall have the right to collectively appoint and remove up to two (2) Directors;

(h)	Kingsoft shall have the right to appoint and remove up to eight (8) Directors.

(i)

For so long as Xiaomi holds in aggregate not less than 323,376,000 Series A Preferred Shares on the date hereof, the Company shall invite a representative of Xiaomi to attend all meetings of its Board (and any committees thereof) in a nonvoting observer capacity (the “Xiaomi Observer”).

(j)

For so long as the AMC Investor holds no less than 1% but less than 2% of the total number of Shares of the Company on an as-converted and fully diluted basis and the AMC Director has been removed from the Board pursuant to Article 74(c), the AMC Investor will have the right to delegate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “AMC Observer”) who shall be subject to provisions in Article 74(p) below. Kingsoft or the Company shall have the right to require AMC Investor to re-designate a person as the AMC Director or AMC Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent AMC Director or AMC Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent AMC Director or AMC Observer shall, immediately upon the determination of the Board pursuant to the Shareholders Agreement, cease to have the rights associated with the director or observer positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings (where applicable).

(k)

For so long as the Metawit Investor holds no less than 1% but less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis and the Metawit Director has been removed from the Board pursuant to Article 74(e), the Metawit Investor shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “Metawit Observer”) who shall be subject to provisions in Article 74(p) below. Kingsoft or the Company shall have the right to require Metawit Investor to re-designate a person as the Metawit Director or Metawit Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent Metawit Director or Metawit Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent Metawit Director or Metawit Observer shall, immediately upon the determination of the Board pursuant to the Shareholders Agreement, cease to have the rights associated with the director and/or observer positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings (where applicable).

(l)

For so long as the Minsheng Investor holds no less than 1% but less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis and the Minsheng Director has been removed from the Board pursuant to Article 74(d), the Minsheng Investor shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “Minsheng Observer”) who shall be subject to provisions in Article 74(p) below. Kingsoft or the Company shall have the right to require the Minsheng Investor to re-designate a person as the Minsheng Director or Minsheng Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent Minsheng Director or Minsheng Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent Minsheng Director or Minsheng Observer shall, immediately upon the determination of the Board pursuant to the Shareholders Agreement, cease to have the rights associated with the director and/or observer positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings (where applicable).

(m)

For so long as the Forebright Investor holds no less than 1% of the total number of Shares of the Company on an as-converted and fully diluted basis, the Forebright Investor shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “Forebright Observer”) who shall be subject to provisions in Article 74(p) below. Kingsoft or the Company shall have the right to require the Forebright Investor to re-designate a person as the Forebright Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, such Forebright Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such Forebright Observer shall, immediately upon the determination of the Board pursuant to the Shareholders Agreement, cease to have the rights associated with the observer position of the Group Companies, including the right to participate in board meetings and the right to access to information.

(n)

For so long as FutureX Capital holds no less than 1% but less than 4% of the total number of Shares of the Company on an as-converted and fully diluted basis and the FutureX Director has been removed from the Board pursuant to Article 74(f), FutureX Capital shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “FutureX Observer”) who shall be subject to provisions in Article 74(p) below. Kingsoft or the Company shall have the right to require FutureX Capital to re-designate a person as the FutureX Director or FutureX Observer as soon as practicable but in no event later than 180 days after delivery of such notice if, in the good faith reasonable opinion of the Board, the incumbent FutureX Director or FutureX Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor. In such event, such incumbent FutureX Director or FutureX Observer shall, immediately upon the determination of the Board pursuant to the Shareholders Agreement, cease to have the rights associated with the director and/or observer positions of the Group Companies, including the right to participate in board meetings, right to access to information and right to vote at board meetings (where applicable).

(o)

For so long as the CIIF Investor holds no less than 0.5% of the total number of Shares of the Company on an as-converted and fully diluted basis, the CIIF Investor shall have the right to designate one (1) representative acting as an observer to participate in the Board meetings without any voting rights in such Board meetings (the “CIIF Observer”; together with the Xiaomi Observer, the AMC Observer, the Metawit Observer, the Minsheng Observer, the Forebright Observer and the FutureX Observer, the “Observers”, and each, an “Observer”) who shall be subject to provisions in Article 73(p) below. If, in the good faith reasonable opinion of the Board, the CIIF Observer (a) engages in business in competition with the business of the Group Companies, (b) is employed by or otherwise provides services to a Competitor, or (c) directly or indirectly holds equity interest in a Competitor (collectively referred to as the “Competitive Behaviors”), Kingsoft or the Company shall give the CIIF Investor written notice, describing the Competitive Behaviors conducted by such CIIF Observer. If the CIIF Investor does not provide any reasonable evidence to Kingsoft or the Company to prove that there is no Competitive Behavior of such CIIF Observer within ten (10) days from the date of receipt of such written notice, such CIIF Observer shall cease to have the rights associated with the observer position of the Group Companies, including the right to participate in board meetings and the right to access to information from the date of expiration of such ten (10)-day period and the CIIF Investor shall re-designate a person as the CIIF Observer as soon as practicable but in no event later than 180 days after receipt of such written notice.

(p)

The Company shall give such Observers copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors in a meeting of the Board; provided, however, that the Board, acting in good faith and upon advice of legal counsel, reserves the right to withhold any information and to exclude any Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of highly confidential proprietary technical information. Each of the Observers shall be subject to the same confidentiality and non-disclosure obligations as other attendees of the Board meetings, and other obligations the Board may deem appropriate on a case specific basis.

REMUNERATION OF DIRECTORS

75.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine, from time to time. The Directors shall also be entitled to be paid their traveling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

76.

The Directors may award special remuneration to any Director of the Company for any service other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

DIRECTORS’ INTERESTS

77.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

78.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

79.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

80.

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

81.

A general notice or disclosure to the Directors or otherwise contained in the minutes of a meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

NO MINIMUM SHAREHOLDING

82.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

ALTERNATE DIRECTORS

83.

Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him. An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointer is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointer as a Director in his absence. An alternate Director shall cease to be alternate Director if his appointer ceases to be a Director. Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

POWERS AND DUTIES OF DIRECTORS

84.

Subject to the provisions of the Statute, the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

85.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

86.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

87.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

88.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

DELEGATION OF DIRECTORS’ POWERS

89.

The Directors (acting as a Board) may delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him; provided that an alternate Director may not act as a managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.

90.

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine; provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

91.

The Directors may appoint such officers as they consider necessary on such terms, at such remuneration as may be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

92.

The Directors may delegate any of their powers to any committee consisting of one or more Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

93.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

94.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.

PROCEEDINGS OF DIRECTORS

95.

The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit and, in any event, the Directors shall hold a Board meeting every quarter, which shall among other things, discuss quarterly operating report of the Company. Nine (9) Directors (including the IDG Director, the AMC Director, the Minsheng Director, the Metawit Director and the FutureX Director (for so long as the IDG Director or the AMC Director or the Minsheng Director or the Metawit Director or the FutureX Director has not been removed pursuant to these Articles)) then in office shall constitute a quorum. An alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting if his appointer is not present. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Directors may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the directors present shall be a quorum; provided that a quorum for a Board meeting shall not require the presence of the IDG Director or the AMC Director or the Minsheng Director or the Metawit Director or the FutureX Director if the IDG Director or the AMC Director or the Minsheng Director or the Metawit Director or the FutureX Director or their respective representatives fail to attend such Board meeting after being duly notified of such Board meeting.

96.

Questions arising at any meeting of the Directors shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum. A Director who is also an alternate Director shall be entitled in the absence of his appointer to a separate vote on behalf of his appointer in addition to his own vote. In case of an equality of votes, the Chairman shall have a second or casting vote.

97.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least seven (7) days’ notice in writing to every Director and alternate Director which notice shall set forth the time and place of the meeting and the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held. Notice of a meeting of Directors shall be deemed to be duly given to a Director if it is given to him personally in writing or by word of mouth or sent to his last known address or any other address given by him to the Company for this purpose.

98.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

99.

The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within fifteen (15) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

100.

All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

101.

Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman of the meeting is at the start of the meeting.

102.

A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointer) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee of Directors, as the case may be, duly convened and held.

103.

A Director, but not an alternate Director, may be represented at any meetings of the Board by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the Director. The provisions of Articles 68-71 shall mutatis mutandis apply to the appointment of proxies by Directors.

103A.

In addition to such other limitation as may be provided in the Articles and subject to applicable laws, any director designated by Kingsoft may, at his or her sole discretion, open, close or otherwise dispose of any bank account in the name and on behalf of the Company.

MATTERS REQUIRING APPROVAL BY BOARD

104.

In addition to such other limitation as may be provided in the Articles (including Articles 56-61 and Section 3 of Schedule A hereto) and subject to applicable laws, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first being approved by a majority of votes of the Directors and alternate Directors present at a meeting of the Board at which there is a quorum or by a majority of the members the Board (unless the relevant statutes in the Cayman Islands and/or other jurisdiction, and/or the Stock Exchange of Hong Kong Limited require a higher percentage):

(a)	declaration or payment of any dividend or distribution in cash or species on any class of shares by any Group Company;

(b)

appointment and removal of the chief executive officer and the chief financial officer, any managing (or executive) director, general manager, chairman, financial controller or other senior management at the level equivalent of or above vice president of any Group Company, and determination of and any change to the terms of employment and compensation of the foregoing;

(c)	establishment of any new direct or indirect Subsidiary and branch of any Group Company;

(d)	adoption and administration of, and any change to the ESOP or any other employee incentive plan of the Group Companies;

(e)

any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding RMB 1,000,000,except for the employment by any Group Company of such directors, officers and employees; provided, however, that any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value not more than RMB 1,000,000 other than employment by any Group Company of such directors, officers and employees, and the extension of loans to the employees in the ordinary course of business by the Group Companies, shall be reviewed and approved by the chief executive officer of the Company;

(f)

the entry into any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in which the aggregate payment obligation of the Group Companies thereunder is in excess of RMB30,000,000; provided, however that (i)the entry into any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in which the aggregate payment obligation of the Group Companies thereunder is not more than RMB30,000,000 but in excess of RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company and the chief financial officer of Kingsoft, and (ii) the entry into any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in which the aggregate payment obligation of the Group Companies thereunder is not more than RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company; provided further, that the aforesaid amounts are only applicable to the year of 2019 and such standard shall be adjusted annually at the meeting of the Board for the subsequent year;

(g)

the approval and amendment to any Group Companies’ annual capital expenditure and operations budgets and strategic plan, which shall be submitted to the Board for review and approval within forty-five (45) days prior to the end of each fiscal year;

(h)

any expense or capital expenditure that’s beyond the amount of deviations for any single or series of items of the budgets as may be allowed in writing by the Board in its approval of the annual or quarterly budgets, or absent of such amount of deviation, any expense or capital expenditure that’s beyond annual or quarterly budgets;

(i)

the cease of or any material change to any Group Company’s business as it now conducts, or any change to the scope of business of any Group Company materially different from that described in the then current business plan, or any change to the business undertakings of the Group Companies;

(j)	the sale or disposal of the whole or a substantial part of the undertaking, goodwill, material permits or assets of any Group Company;

(k)	the approval and alteration of the terms of any bonus or profit sharing scheme; and the approval, administration and alteration of any employee share option or share participation schemes;

(l)	incurrence of indebtedness of borrowed money or any financial facilities except pursuant to trade facilities obtained from banks or other financial institutions in the ordinary course of business;

(m)

extension of any loan or provision of any security, guarantee, indemnity or undertaking to any person other than a Group Company, except for trade credit and loans to the employees incurred in the ordinary course of business by the Group Companies;

(n)

without prejudice to (j) and (o), any sale, transfer, or disposal of assets of the Group Companies beyond the ordinary course of business, or by any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in the ordinary course of business in which the aggregate consideration thereunder is in excess of RMB30,000,000; provided, however, that (i)any sale, transfer, or disposal of assets of the Group Companies by any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in the ordinary course of business in which the aggregate consideration thereunder is not more than RMB30,000,000 but in excess of RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company and the chief financial officer of Kingsoft, and (ii) any sale, transfer, or disposal of assets of the Group Companies by any single transaction or series of transactions (other than the “connected transaction” (as defined in the Listing Rules) and capital expenditure) in the ordinary course of business in which the aggregate consideration thereunder is not more than RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company; provided further, that the aforesaid amounts are only applicable to the year of 2019, and such standard shall be adjusted annually at the meeting of the Board for the subsequent year;

(o)

any sale, transfer, license, charge, encumbrance or otherwise disposal of any trademarks, patents or other intellectual property owned by any Group Company, other than non-exclusive licenses granted in the ordinary course of business;

(p)	purchase of any real property by the Group Companies in excess of RMB2,000,000 during any fiscal year;

(q)	any mergers or acquisitions of business or entities by the Group Companies;

(r)

any capital commitment or expenditure, including without limitation to that in connection with construction of property, purchase of material assets and disposal of fixed assets, by any Group Company in excess of RMB30,000,000;provided, however, that (i) any capital commitment or expenditure, including without limitation to that in connection with construction of property, purchase of material assets and disposal of fixed assets, by any Group Company not more than RMB30,000,000 but in excess of RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company and the chief financial officer of Kingsoft, and (ii) any capital commitment or expenditure, including without limitation to that in connection with construction of property, purchase of material assets and disposal of fixed assets, by any Group Company not more than RMB10,000,000 shall be reviewed and approved by the chief executive officer of the Company; provided further, that the aforesaid amounts are only applicable to the year of 2019, and such standard shall be adjusted annually at the meeting of the Board for the subsequent year;

(s)

selection of the listing exchange and approval of the valuation and terms and conditions for the Series B Qualified Public Offering and/or Series C Qualified Public Offering and/or Series D Qualified Public Offering or other public offering of the shares of the Group Companies;

(t)	adoption of or any amendment to the accounting and financial policies of the Group Companies or any change to the financial year of the Group Companies;

(u)	appointment or removal of the underwriter and/or the auditor of any Group Company;

(v)

approval of any transfer of shares in any Group Company other than any indirect transfer of shares in the Company through any share transfer in the Management Holdco Restructuring (as defined in the Management Restricted Share Agreement) and duly approved transfer of Tranche 2 Management Shares (as defined in the Management Restricted Share Agreement); and

(w)	disposal or dilution of any Group Company’s direct or indirect interests in any other Group Company.

105.

In addition to such other limitation as may be provided in the Articles and subject to applicable laws, so long as IDG Investor collectively hold Shares representing no less than 3% of the total number of Shares of the Company on a fully-diluted basis and as-converted basis and the IDG Director has been designated by the IDG Investor, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the IDG Director:

(a)

the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or financial institution(s) for the operation of the Group Companies;

(b)

any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions, except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 of the Shareholders Agreement; and

(c)

an IPO, the selection of the stock exchange other than the Main Board of the Stock Exchange of Hong Kong Limited, the New York Stock Exchange or the Nasdaq National Market, or setting the valuation of the Group Companies for the purpose of an IPO, in each case without satisfying the following conditions:

(i)	the pre-IPO market value of the Company or the Listing Vehicle (based upon the price at which shares were offered in the IPO) is no less than US$1,000,000,000 or its equivalent in other currency; and

(ii)	such offering results in gross proceeds of no less than US$100,000,000 to the Company.

106.

Whether such the conditions are satisfied shall be determined based on the written analysis of a Qualified Investment Bank. The approval of the IDG Director set forth in Article 105 shall not be required if (i) any of the actions set forth in Article 105 other than those set forth in Article 105(c) are for the purpose of completing an IPO or (ii) the IDG Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Articles together with a meeting agenda that included such action.

107.

In addition to such other limitation as may be provided in the Articles and subject to applicable laws, so long as AMC Investor holds Shares representing no less than 3% of the total number of Shares of the Company on a fully-diluted and as-converted basis and the AMC Director has been designated collectively by the AMC Investor, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the AMC Director:

(a)

the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or other financial institution(s) for the operation of the Group Companies;

(b)

any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 of the Shareholders Agreement; and

(c)

the selection of the stock exchanges in a jurisdiction other than the U.S. (e.g., the New York Stock Exchange or the Nasdaq National Market, etc.) or Hong Kong (e.g., the Main Board of the Stock Exchange of Hong Kong Limited, etc.) or setting the valuation of the Group Companies for the purpose of an IPO that do not meet the requirements of Series C Qualified Public Offering.

108.

The approval of the AMC Director set forth in Article 107 shall not be required if (i) any of the actions set forth in Article 107 are for the purpose of completing a pre-IPO financing, or any of the actions set forth in Article 107(a) and Article 107(b) are for the purpose of completing an IPO or (ii) the AMC Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Articles together with a meeting agenda that included such action.

109.

In addition to such other limitation as may be provided in the Articles and subject to applicable laws, so long as Minsheng Investor holds Shares representing no less than 4% of the total number of Shares of the Company on a fully-diluted and as-converted basis and the Minsheng Director has been designated by the Minsheng Investor, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the Minsheng Director:

(a)

the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or other financial institution(s) for the operation of the Group Companies;

(b)

any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 of the Shareholders Agreement; and

(c)

the selection of the stock exchanges in a jurisdiction other than the U.S. (e.g., the New York Stock Exchange or the Nasdaq National Market, etc.) or Hong Kong (e.g., the Main Board of the Stock Exchange of Hong Kong Limited, etc.) or setting the valuation of the Group Companies for the purpose of an IPO that do not meet the requirements of Series D Qualified Public Offering.

110.

The approval of the Minsheng Director set forth in Article 108 shall not be required if (i) any of the actions set forth in Article 109 are for the purpose of completing a pre-IPO financing, or any of the actions set forth in Article 109(a) and Article 109(b) are for the purpose of completing an IPO or (ii) the Minsheng Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Articles together with a meeting agenda that included such action.

111.

In addition to such other limitation as may be provided in the Articles and subject to applicable laws, so long as Metawit Investor holds Shares representing no less than 4% of the total number of Shares of the Company on a fully-diluted and as-converted basis and the Metawit Director has been designated by the Metawit Investor, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the Metawit Director:

(a)

the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or other financial institution(s) for the operation of the Group Companies;

(b)

any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 of the Shareholders Agreement; and

(c)

the selection of the stock exchanges in a jurisdiction other than the U.S. (e.g., the New York Stock Exchange or the Nasdaq National Market, etc.) or Hong Kong (e.g., the Main Board of the Stock Exchange of Hong Kong Limited, etc.) or setting the valuation of the Group Companies for the purpose of an IPO that do not meet the requirements of Series D Qualified Public Offering.

112.

The approval of the Metawit Director set forth in Article 111 shall not be required if (i) any of the actions set forth in Article 111 are for the purpose of completing a pre-IPO financing, or any of the actions set forth in Article 111(a) and Article 111(b) are for the purpose of completing an IPO, or (ii) the Metawit Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Articles together with a meeting agenda that included such action.

113.

In addition to such other limitation as may be provided in the Articles and subject to applicable laws, so long as FutureX Capital holds Shares representing no less than 4% of the total number of Shares of the Company on a fully-diluted and as-converted basis and the FutureX Director has been designated by FutureX Capital, no Group Company shall cause or permit any resolution at any meeting of its board or shareholders to approve, authorize or ratify, or any agreement or commitment to engage, or otherwise effect or consummate any of the following actions (either directly or by amendment, merger, consolidation, or otherwise) without first obtaining the prior approval of the FutureX Director:

(a)

the sale, exclusive license or otherwise disposal of the whole or a substantial part of the assets of the Group Companies as a whole in a single or a series of transactions, or creation of any pledge or any other encumbrance over such assets, except for any creation of security interest over fixed assets or any financial leasing arrangement for the purpose of obtaining debt financing from bank(s) or other financial institution(s) for the operation of the Group Companies;

(b)

any transaction with any shareholder, director, officer or key management of any Group Company or any other “connected person” (as defined in the Listing Rules) of the Group Companies of a value exceeding US$5,000,000, any amendment to terms of such transactions or termination of such transactions except for transactions among the Group Companies and the cooperation with Xiaomi Group as contemplated in Section 12 of the Shareholders Agreement; and

(c)

the selection of the stock exchanges in a jurisdiction other than the U.S. (e.g., the New York Stock Exchange or the Nasdaq National Market, etc.) or Hong Kong (e.g., the Main Board of the Stock Exchange of Hong Kong Limited, etc.) or setting the valuation of the Group Companies for the purpose of an IPO that do not meet the requirements of Series D Qualified Public Offering.

114.

The approval of the FutureX Director set forth in Article 113 shall not be required if (i) any of the actions set forth in Article 113 are for the purpose of completing a pre-IPO financing, or any of the actions set forth in Article 113(a) and Article 113(b) are for the purpose of completing an IPO, or (ii) the FutureX Director fails to participate in the board meeting duly called to approve such action after being duly notified in writing by the Company in accordance with the Articles together with a meeting agenda that included such action.

114A.

The provisions of Articles 104-114 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO; provided that, in the event that the IPO does not complete within twelve (12) months after the Termination Date, each of the Group Companies shall take all such actions as necessary or desirable to restore all the rights and privileges of the holders of the Preferred Shares under the provisions of Articles 104-114.

VACATION OF OFFICE OF DIRECTOR

115.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)

if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind; or

(e)	if he is removed by a shareholder vote by the holders of the class or series of shares that originally appointed him, as set forth in Article 74.

APPOINTMENT AND REMOVAL OF DIRECTORS

116.	The Directors of the Company may only be appointed and removed as provided in Article 74.

PRESUMPTION OF ASSENT

117.

A Director of the Company who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SEAL

118.

(a) The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) this Article 118, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors, in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)

The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

119.

The Directors may appoint such officers of the Company as they consider necessary, all for such terms, at such remuneration to be determined by the Directors and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

120.	(a)

Subject to the Statute and Schedule A of these Articles, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company issued and outstanding and authorize payment of the same out of the funds of the Company lawfully available therefor and in accordance with the provisions of this Article 120.

(b)

Holders of the shares shall be entitled to receive out of any funds legally available therefor, when, as and if declared by the Directors, non-cumulative dividends, as well as any non-cash dividends when, as and if declared by the Directors.

(c)

In the event the Company shall declare a distribution other than in cash, the holders of shares shall be entitled to a proportionate share of any such distribution when, as and if declared by the Directors.

121.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

122.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the Share Premium Account or as otherwise permitted by the Statute.

123.

Subject to the special rights of certain class or classes or series of shares as to dividends or distributions, if dividends or distributions are to be declared on a class or series of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class or series issued and outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

124.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

125.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members on the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

126.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

127.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

128.

The Directors may capitalize any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

129.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

130.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or these Articles or authorized by the Directors or by the Company in general meeting.

131.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

132.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

133.

The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

134.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

135.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

136.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, facsimile or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, shall be sent by airmail.

137.	(a)

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted.

(b)

Where a notice is sent by cable, telex, or facsimile, service of the notice shall be deemed to be effected by properly addressing, and sending such notice and shall be deemed to have been received on the same day that it was transmitted.

(c)

Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

138.	A notice may be given by the Company to the joint holders of record of a Share by giving the notice to the joint holder first named on the Register of Members in respect of the share.

139.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

140.

Notice of every general meeting shall be given in any manner hereinbefore authorized to every person shown as a Member in the Register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

141.

Subject to these Articles (including Schedule A hereto), if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes or series of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

LIQUIDATION

142.

Subject to these Articles (including Schedule A hereto), if the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITY

143.

Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

144.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31 in each year and shall begin on January 1 in each year.

TRANSFER BY WAY OF CONTINUATION

145.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE A

The holders of Preferred Shares shall, in addition to any other rights conferred on them under the Articles have the following rights:

1.	Dividends.

(a)

Subject to the provisions of the Statute, the Articles (including but not limited to the other requirements of this Schedule A), no dividends, whether in cash, in property or in shares of the Company (other than those on Ordinary Shares payable solely in the form of Ordinary Shares) shall be declared or paid on the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares or any future class or series of shares of the Company, unless and until a dividend in like amount is declared and paid in full on each issued and outstanding Series D+ Preferred Share (on an as-converted basis).

(b)

Subject to the provisions of the Statute, the Articles (including but not limited to the other requirements of this Schedule A), no dividends, whether in cash, in property or in shares of the Company (other than those on Ordinary Shares payable solely in the form of Ordinary Shares) shall be declared or paid on the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares or any future class or series of shares of the Company, unless and until a dividend in like amount is declared and paid in full on each issued and outstanding Series D Preferred Share (on an as-converted basis).

(c)

Subject to the provisions of the Statute, the Articles (including but not limited to the other requirements of this Schedule A), no dividends, whether in cash, in property or in shares of the Company (other than those on Ordinary Shares payable solely in the form of Ordinary Shares) shall be declared or paid on the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares or any future class or series of shares of the Company, unless and until a dividend in like amount is declared and paid in full on each issued and outstanding Series C Preferred Share (on an as-converted basis).

(d)

Subject to the provisions of the Statute, the Articles (including but not limited to the other requirements of this Schedule A), no dividends, whether in cash, in property or in shares of the Company (other than those on Ordinary Shares payable solely in the form of Ordinary Shares), shall be declared or paid on the Ordinary Shares, the Series A Preferred Shares or any future class or series of shares of the Company, unless and until a dividend in like amount is declared and paid in full on each issued and outstanding Series B Preferred Share (on an as-converted basis).

(e)

Subject to the provisions of the Statute, the Articles (including but not limited to the other requirements of this Schedule A), no dividends, whether in cash, in property or in shares of the Company (other than those on Ordinary Shares payable solely in the form of Ordinary Shares), shall be declared or paid on the Ordinary Shares or any future class or series of shares of the Company, unless and until a dividend in like amount is declared and paid in full on each issued and outstanding Series A Preferred Share (on an as-converted basis).

(f)

The holders of each class of Preferred Shares shall be entitled to receive on a pari passu basis, when, as and if declared at the sole discretion of the Board, but only out of funds that are legally available therefor, cash dividends at the rate or in the amount as the Board considers appropriate. If the legally available funds shall be insufficient for the payment of the entire amount of cash dividends payable at any time, such funds shall be allocated pro rata for the payment of dividends with respect to the Preferred Shares on an as-converted basis.

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(g)

No dividend or other distributions, whether in cash, in property or in shares of the Company, shall be paid or declared on any other class or series of shares of the Company unless and until a dividend in like amount (calculated on an as-converted basis) is first paid in full on each Preferred Shares.

(h)

The provisions of this Section 1 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO; provided that, in the event that the IPO does not complete within twelve (12) months after the Termination Date, each of the Group Companies shall take all such actions as necessary or desirable to restore all the rights and privileges of the holders of the Preferred Shares under the provisions of this Section 1.

2.	Liquidation Preference.

(a)

(i) In the event of any insolvency, liquidation, dissolution or winding up of any Major Group Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and all other holders of share capital of the Company, each holder of Series D+ Preferred Shares shall be entitled to receive the higher of, (A) an amount equal to one hundred and twenty percent (120%) of the Preferred Shares Issue Price with respect to each Series D+ Preferred Share multiplied by the number of Series D+ Preferred Shares held by such holder, plus all declared but unpaid dividends thereon or (B) an amount distributable to such holder if all of the assets from such insolvency, liquidation, dissolution or winding up legally available for distribution by the Company to Members are distributed ratably among all Members on an as-converted basis. If the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series D+ Preferred Shares, then such assets shall be distributed among the holders of Series D+ Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(ii) After paying in full the amounts to the holders of all of the Series D+ Preferred Shares pursuant to paragraph (i) above, the remaining funds or assets of the Company legally available for distribution to Members, if any, shall, prior to distribution thereof to holders of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and Ordinary Shares and all other holders of share capital of the Company, be distributed to holders of Series D Preferred Shares. Each holder of Series D Preferred Shares shall be entitled to receive pursuant to this paragraph (ii) the higher of, (A) an amount equal to one hundred and twenty percent (120%) of the Preferred Share Issue Price with respect to each Series D Preferred Share multiplied by the number of Series D Preferred Shares held by such holder, plus all declared but unpaid dividends thereon or (B) an amount distributable to such holder if all of the assets from such insolvency, liquidation, dissolution or winding up legally available for distribution by the Company to Members are distributed ratably among all Members on an as-converted basis. If the remaining assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series D Preferred Shares, then such assets shall be distributed among the holders of Series D Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

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(iii) After paying in full the amounts to the holders of all of the Series D+ Preferred Shares and Series D Preferred Shares pursuant to paragraphs (i) and (ii) above, the remaining funds or assets of the Company legally available for distribution to Members, if any, shall, prior to distribution thereof to holders of Series A Preferred Shares, Series B Preferred Shares, Ordinary Shares and all other holders of share capital of the Company, be distributed to holders of Series C Preferred Shares. Each holder of Series C Preferred Shares shall be entitled to receive pursuant to this paragraph (iii) the higher of, (A) an amount equal to one hundred and twenty percent (120%) of the Preferred Share Issue Price with respect to each Series C Preferred Share multiplied by the number of Series C Preferred Shares held by such holder, plus all declared but unpaid dividends thereon or (B) an amount distributable to such holder if all of the assets from such insolvency, liquidation, dissolution or winding up legally available for distribution by the Company to Members are distributed ratably among all Members on an as-converted basis. If the remaining assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series C Preferred Shares, then such assets shall be distributed among the holders of Series C Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(iv) After paying in full the amounts to the holders of all of the Series D+ Preferred Shares, the Series D Preferred Shares and the Series C Preferred Shares pursuant to paragraphs (i) to (iii) above, the remaining funds or assets of the Company legally available for distribution to Members, if any, shall, prior to distribution thereof to holders of Series A Preferred Shares, holders of Ordinary Shares and all other holders of share capital of the Company, be distributed to holders of Series B Preferred Shares. Each holder of Series B Preferred Shares shall be entitled to receive pursuant to this paragraph (iv) the higher of, (A) an amount equal to one hundred and twenty percent (120%) of the Preferred Share Issue Price with respect to each Series B Preferred Share multiplied by the number of Series B Preferred Shares held by such holder, plus all declared but unpaid dividends thereon or (B) an amount distributable to such holder if all of the assets from such insolvency, liquidation, dissolution or winding up legally available for distribution by the Company to Members are distributed ratably among all Members on an as-converted basis. If the remaining assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series B Preferred Shares, then such assets shall be distributed among the holders of Series B Preferred Shares ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

(v) After paying in full the amounts to the holders of all of the Series D+ Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares pursuant to paragraphs (i) to (iv) above, the remaining funds or assets of the Company legally available for distribution to Members, if any, shall be distributed ratably among all Members other than the holders of Series D+ Preferred Shares, Series D Preferred Shares, Series C Preferred Shares and Series B Preferred Shares (on an as-converted basis).

(vi) Any securities or other property distributed to Members shall be valued at the fair market value, as agreed between the Board and the holders of at least 66% of the then issued and outstanding Series B Preferred Shares, the holders of at least 66% of the then issued and outstanding Series C Preferred Shares and the holders of at least 66% of the then issued and outstanding Series D Preferred Shares and Series D+ Preferred Shares (voting together on an as-converted basis).

(b)

Any Trade Sale shall be treated as a liquidation under this Section 2 of Schedule A and any proceeds resulting to the Company or Members of the Company there from shall be distributed in accordance with terms of Section 2(a) hereof. For the avoidance of doubt, in the event that the Trade Sale has been duly approved in accordance with these Articles and the Shareholders Agreement, such Trade Sale shall not be treated as a liquidation under this Section 2.

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(c)

The provisions of this Section 2 shall terminate upon the earlier of the completion of an IPO or the date required by the applicable securities laws and the listing rules in the jurisdiction where the Company conducts an IPO; provided that, in the event that the IPO does not complete within twelve (12) months after the Termination Date, each of the Group Companies shall take all such actions as necessary or desirable to restore all the rights and privileges of the holders of the Preferred Shares under the provisions of this Section 2.

3.	Voting Rights.

Subject to the provisions of the Articles, at all general meetings of the Company: (i) the holder of each Ordinary Share issued and outstanding shall have one (1) vote in respect of each Ordinary Share held, and (ii) the holder of each Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder’s collective Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company’s shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company’s shareholders is first solicited. Subject to provisions to the contrary elsewhere in the Articles, or as required by the Statute, the holders of Preferred Shares shall vote together with the holders of Ordinary Shares as a single class, on an as-converted basis, on all matters put before the shareholders, except set forth in Articles 57-61 and as otherwise provided in Schedule A herein.

4.	Conversion Rights.

The holders of the Preferred Shares shall have the rights described below with respect to the conversion of the Preferred Shares into Ordinary Shares. The number of Ordinary Shares to which a holder of Preferred Shares shall be entitled upon conversion of any of such Preferred Shares shall be the quotient of the applicable Preferred Shares Issue Price divided by the then-effective applicable Conversion Price. For the avoidance of doubt, the initial conversion ratio for Preferred Shares to Ordinary Shares shall be 1:1, subject to adjustments based on adjustments of the applicable Conversion Price, being no less than par, as set forth below:

(a)	Optional Conversion.

(i) Unless converted earlier pursuant to Section 4(b) below, subject to and in compliance with the provisions of this Section 4(a), any Preferred Share may, at the option of the holder, be converted at any time into fully-paid and non-assessable Ordinary Shares based on the then-effective applicable Conversion Price, being no less than par.

(ii) The holder of any Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Preferred Shares, and shall give written notice to the Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled and the Company shall update its Register of Members accordingly. No fractional Ordinary Shares shall be issued upon conversion of the Preferred Shares. Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date, and the Company shall update its Register of Members accordingly.

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(b)	Automatic Conversion.

The Preferred Shares will automatically be converted into Ordinary Shares, at the then applicable Conversion Price, upon the closing of an IPO. In the event of the automatic conversion of the Preferred Shares as described above, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such IPO.

(c)	Conversion Mechanism.

No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional Ordinary Shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price, being no less than par.

(i)

Mechanics of Optional Conversion. In the event of an optional conversion pursuant to the Section 4(a), before any holder of Preferred Shares shall be entitled to convert the same into Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall promptly issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder is entitled pursuant to this Section 4 and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable (if any) as the result of a conversion into fractional Ordinary Shares. On the date of such surrender, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date.

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(ii)

In the event of an automatic conversion pursuant to Section 4(b), all holders of Preferred Shares will be given at least ten (10) days’ prior written notice of the date fixed (which date shall in the case of an IPO be the latest practicable date immediately prior to the closing of an IPO) and the place designated for automatic conversion of all such Preferred Shares pursuant to this Section 4. Such notice shall be sent by overnight courier, postage prepaid, to each record holder of the Preferred Shares at such holder’s address appearing on the Register of Members. On or before the date fixed for conversion, each holder of Preferred Shares shall surrender his or its certificate or certificates for all such Preferred Shares to the Company at the place designated in such notice, and shall promptly receive certificates for the number of Ordinary Shares to which such holder is entitled pursuant to this Section 4 and a cheque denominated in U.S. dollars payable to the holder in the amount of any cash amounts payable as a result of a conversion into fractional Ordinary Shares. On the date fixed for conversion, the Register of Members shall be updated to show that the converted Preferred Shares have been redeemed and all rights with respect to the Preferred Shares so converted will terminate, with the exception of the rights of the holders thereof, upon surrender of the certificate or certificates therefor, to receive Ordinary Shares (which shall be recorded as issued to such holder in the Register of Members) and certificates for the number of Ordinary Shares into which such Preferred Shares have been converted and payment of any accrued but unpaid dividends thereon. All certificates evidencing Preferred Shares which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Preferred Shares represented thereby converted into Ordinary Shares for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date.

(iii)

Manner of Conversion. The Directors of the Company may effect such conversion in any manner available under applicable law, including redeeming or repurchasing the relevant Preferred Shares and applying the proceeds thereof towards payment for the new Ordinary Shares being not less than par value. For purposes of the repurchase or redemption, the Directors may, subject to the Company being able to pay its debts in the ordinary course of business, make payments out of its capital.

(d)	Reservation of Shares Issuable Upon Conversion.

The Company shall at all times keep available out of its authorized but unissued Ordinary Shares solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued and outstanding Preferred Shares, and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then issued and outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company and its Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of Shares as shall be sufficient for such purposes.

(e)	Conversion Price.

The “Conversion Price” shall, (i) with respect to Series A Preferred Shares, initially equal to the Preferred Shares Issue Price of Series A Preferred Shares, (ii) with respect to Series B Preferred Shares, initially equal to the Preferred Shares Issue Price of Series B Preferred Shares, (iii) with respect to Series C Preferred Shares, initially equal to the Preferred Shares Issue Price of Series C Preferred Shares (the “Series C Conversion Price”), (iv) with respect to Series D Preferred Shares, initially equal to the Preferred Shares Issue Price of Series D Preferred Shares (the “Series D Conversion Price”), and (v) with respect to Series D+ Preferred Shares, initially equal to the Preferred Shares Issue Price of Series D+ Preferred Shares (the “Series D+ Conversion Price”), and in each case shall be adjusted from time to time as provided below:

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(i) Adjustment for Share Splits and Combinations. If the Company shall at any time, or from time to time, effect a subdivision of the issued and outstanding Ordinary Shares, each of the Conversion Prices in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, combine the issued and outstanding Ordinary Shares into a smaller number of shares, each of the Conversion Prices in effect immediately prior to the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, each of the Conversion Prices then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (A) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii) Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares, then, and in each such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

(iv) Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or combination otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another person (other than a consolidation, merger or amalgamation treated as a liquidation in Section 2), then in any such event, provision shall be made so that, upon conversion of any Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

(v)	Sale of Shares Below the Series C Conversion Price.

(A)

If at any time, or from time to time, after the date of the adoption of these Articles, the Company shall issue or sell Additional Ordinary Shares (other than as a subdivision or combination of Ordinary Shares provided for in subsection (i) above and other than as a dividend or other distribution provided for in subsection (ii) above) for a consideration per share less than the then effective Series C Conversion Price, then, the Series C Conversion Price shall be reduced on a weighted average basis, as of the opening of business on the date of such issue or sale, to a price determined as set forth below:

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NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Series C Conversion Price,

OCP = the Series C Conversion Price in effect immediately before the issuance of the Additional Ordinary Shares,

OS = the total issued and outstanding Ordinary Shares immediately before the issuance of the Additional Ordinary Shares plus the total Ordinary Shares issuable upon conversion, exchange or exercise of all the issued and outstanding Preferred Shares and Ordinary Share Equivalents,

NP = the total consideration received for the issuance or sale of the Additional Ordinary Shares, and

NS = the number of Additional Ordinary Shares issued or sold.

Such adjustment shall be made whenever such Additional Ordinary Shares or Ordinary Share Equivalents are issued, and the determination as to whether an adjustment is required to be made pursuant to the Articles shall be made upon the issuance of such Additional Ordinary Shares or Ordinary Share Equivalents, and not upon the issuance of any security into which the Ordinary Share Equivalents convert, exchange or may be exercised.

(B)	For the purpose of making any adjustment in Series C Conversion Price or number of Ordinary Shares issuable upon conversion of the Series C Preferred Shares, as provided above:

(1)

To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)

To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board of Directors as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

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(3)

If Additional Ordinary Shares or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or Ordinary Share Equivalents shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Ordinary Shares or Ordinary Share Equivalents.

(C)

For the purpose of making any adjustment in Series C Conversion Price provided in this subsection (v), if at any time, or from time to time, after the date of the adoption of these Articles, the Company issues any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than Series C Conversion Price in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Ordinary Shares issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each Additional Ordinary Share deemed issued an amount equal to the Effective Conversion Price.

(1)

In the event of any increase in the number of Ordinary Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Ordinary Share Equivalents where the resulting Effective Conversion Price is less than Series C Conversion Price at such date, including, but not limited to, a change resulting from the anti-dilution provisions thereof, such Series C Conversion Price shall be recomputed to reflect such change as if, at the time of issue for such Ordinary Share Equivalent, such Effective Conversion Price applied.

(2)

If any right to exercise, convert or exchange any Ordinary Share Equivalents shall expire without having been fully exercised, the Series C Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the Series C Conversion Price which would have been in effect had such adjustment been made on the basis that (A) the only Additional Ordinary Shares to be issued on such Ordinary Share Equivalents were such Additional Ordinary Shares, if any, as were actually issued or sold in the exercise, conversion or exchange of any part of such Ordinary Share Equivalents prior to the expiration thereof and (B) such Additional Ordinary Shares, if any, were issued or sold for (x) the consideration actually received by the Company upon such exercise, conversion or exchange, plus (y) where the Ordinary Share Equivalents consist of options, warrants or rights to purchase Ordinary Shares, the consideration, if any, actually received by the Company for the grant of such Ordinary Share Equivalents, whether or not exercised, plus (z) where the Ordinary Share Equivalents consist of shares or securities convertible or exchangeable for Ordinary Shares, the consideration received for the issue or sale of Ordinary Share Equivalent actually converted.

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(3)

For any Ordinary Share Equivalent with respect to which the Series C Conversion Price has been adjusted under this subsection (C), no further adjustment of such Series C Conversion Price shall be made solely as a result of the actual issuance of Ordinary Shares upon the actual exercise or conversion of such Ordinary Share Equivalent.

(vi)	Sale of Shares Below the Series D Conversion Price.

(A)

If at any time, or from time to time, after the date of the adoption of these Articles, the Company shall issue or sell Additional Ordinary Shares (other than as a subdivision or combination of Ordinary Shares provided for in subsection (i) above and other than as a dividend or other distribution provided for in subsection (ii) above) for a consideration per share less than the then effective Series D Conversion Price, then, the Series D Conversion Price shall be reduced on a weighted average basis, as of the opening of business on the date of such issue or sale, to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Series D Conversion Price,

OCP = the Series D Conversion Price in effect immediately before the issuance of the Additional Ordinary Shares,

OS = the total issued and outstanding Ordinary Shares immediately before the issuance of the Additional Ordinary Shares plus the total Ordinary Shares issuable upon conversion, exchange or exercise of all the issued and outstanding Preferred Shares and Ordinary Share Equivalents,

NP = the total consideration received for the issuance or sale of the Additional Ordinary Shares, and

NS = the number of Additional Ordinary Shares issued or sold.

Such adjustment shall be made whenever such Additional Ordinary Shares or Ordinary Share Equivalents are issued, and the determination as to whether an adjustment is required to be made pursuant to the Articles shall be made upon the issuance of such Additional Ordinary Shares or Ordinary Share Equivalents, and not upon the issuance of any security into which the Ordinary Share Equivalents convert, exchange or may be exercised.

(B)	For the purpose of making any adjustment in Series D Conversion Price or number of Ordinary Shares issuable upon conversion of the Series D Preferred Shares, as provided above:

(1)

To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

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(2)

To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board of Directors as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)

If Additional Ordinary Shares or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or Ordinary Share Equivalents shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Ordinary Shares or Ordinary Share Equivalents.

(C)

For the purpose of making any adjustment in Series D Conversion Price provided in this subsection (vi), if at any time, or from time to time, after the date of the adoption of these Articles, the Company issues any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than Series D Conversion Price in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Ordinary Shares issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each Additional Ordinary Share deemed issued an amount equal to the Effective Conversion Price.

(1)

In the event of any increase in the number of Ordinary Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Ordinary Share Equivalents where the resulting Effective Conversion Price is less than Series D Conversion Price at such date, including, but not limited to, a change resulting from the anti-dilution provisions thereof, such Series D Conversion Price shall be recomputed to reflect such change as if, at the time of issue for such Ordinary Share Equivalent, such Effective Conversion Price applied.

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(2)

If any right to exercise, convert or exchange any Ordinary Share Equivalents shall expire without having been fully exercised, the Series D Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the Series D Conversion Price which would have been in effect had such adjustment been made on the basis that (A) the only Additional Ordinary Shares to be issued on such Ordinary Share Equivalents were such Additional Ordinary Shares, if any, as were actually issued or sold in the exercise, conversion or exchange of any part of such Ordinary Share Equivalents prior to the expiration thereof and (B) such Additional Ordinary Shares, if any, were issued or sold for (x) the consideration actually received by the Company upon such exercise, conversion or exchange, plus (y) where the Ordinary Share Equivalents consist of options, warrants or rights to purchase Ordinary Shares, the consideration, if any, actually received by the Company for the grant of such Ordinary Share Equivalents, whether or not exercised, plus (z) where the Ordinary Share Equivalents consist of shares or securities convertible or exchangeable for Ordinary Shares, the consideration received for the issue or sale of Ordinary Share Equivalent actually converted.

(vii)	Sale of Shares Below the Series D+ Conversion Price.

(A)

If at any time, or from time to time, after the date of the adoption of these Articles, the Company shall issue or sell Additional Ordinary Shares (other than as a subdivision or combination of Ordinary Shares provided for in subsection (i) above and other than as a dividend or other distribution provided for in subsection (ii) above) for a consideration per share less than the then effective Series D+ Conversion Price, then, the Series D+ Conversion Price shall be reduced on a weighted average basis, as of the opening of business on the date of such issue or sale, to a price determined as set forth below:

NCP = OCP * (OS + (NP/OCP))/(OS + NS)

WHERE:

NCP = the new Series D+ Conversion Price,

OCP = the Series D+ Conversion Price in effect immediately before the issuance of the Additional Ordinary Shares,

OS = the total issued and outstanding Ordinary Shares immediately before the issuance of the Additional Ordinary Shares plus the total Ordinary Shares issuable upon conversion, exchange or exercise of all the issued and outstanding Preferred Shares and Ordinary Share Equivalents,

NP = the total consideration received for the issuance or sale of the Additional Ordinary Shares, and

NS = the number of Additional Ordinary Shares issued or sold.

Such adjustment shall be made whenever such Additional Ordinary Shares or Ordinary Share Equivalents are issued, and the determination as to whether an adjustment is required to be made pursuant to the Articles shall be made upon the issuance of such Additional Ordinary Shares or Ordinary Share Equivalents, and not upon the issuance of any security into which the Ordinary Share Equivalents convert, exchange or may be exercised.

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(B)	For the purpose of making any adjustment in Series D+ Conversion Price or number of Ordinary Shares issuable upon conversion of the Series D+ Preferred Shares, as provided above:

(1)

To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any expenses payable directly or indirectly by the Company and any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

(2)

To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof, as determined in good faith by the Board of Directors as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

(3)

If Additional Ordinary Shares or Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or Ordinary Share Equivalents shall be computed as that portion of the consideration received which is reasonably determined in good faith by the Board of Directors to be allocable to such Additional Ordinary Shares or Ordinary Share Equivalents.

(C)

For the purpose of making any adjustment in Series D+ Conversion Price provided in this subsection (vii), if at any time, or from time to time, after the date of the adoption of these Articles, the Company issues any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than Series D+ Conversion Price in effect immediately prior to such issuance, then, in each such case, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Ordinary Shares issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each Additional Ordinary Share deemed issued an amount equal to the Effective Conversion Price.

(1)

In the event of any increase in the number of Ordinary Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Ordinary Share Equivalents where the resulting Effective Conversion Price is less than Series D+ Conversion Price at such date, including, but not limited to, a change resulting from the anti-dilution provisions thereof, such Series D+ Conversion Price shall be recomputed to reflect such change as if, at the time of issue for such Ordinary Share Equivalent, such Effective Conversion Price applied.

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(2)

If any right to exercise, convert or exchange any Ordinary Share Equivalents shall expire without having been fully exercised, the Series D+ Conversion Price as adjusted upon the issuance of such Ordinary Share Equivalents shall be readjusted to the Series D+ Conversion Price which would have been in effect had such adjustment been made on the basis that (A) the only Additional Ordinary Shares to be issued on such Ordinary Share Equivalents were such Additional Ordinary Shares, if any, as were actually issued or sold in the exercise, conversion or exchange of any part of such Ordinary Share Equivalents prior to the expiration thereof and (B) such Additional Ordinary Shares, if any, were issued or sold for (x) the consideration actually received by the Company upon such exercise, conversion or exchange, plus (y) where the Ordinary Share Equivalents consist of options, warrants or rights to purchase Ordinary Shares, the consideration, if any, actually received by the Company for the grant of such Ordinary Share Equivalents, whether or not exercised, plus (z) where the Ordinary Share Equivalents consist of shares or securities convertible or exchangeable for Ordinary Shares, the consideration received for the issue or sale of Ordinary Share Equivalent actually converted.

(viii) For any Ordinary Share Equivalent with respect to which the Series C Conversion Price, the Series D Conversion Price or the Series D+ Conversion Price has been adjusted under Section 4(e)(v)(C), Section 4(e)(vi)(C) or this Section 4(e)(vii)(C), no further adjustment of such Series C Conversion Price, the Series D Conversion Price or the Series D+ Conversion Price shall be made solely as a result of the actual issuance of Ordinary Shares upon the actual exercise or conversion of such Ordinary Share Equivalent.

(ix) Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable, but the failure to make any adjustment to a Conversion Price would not fairly protect the conversion rights of a series of Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Board, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in this Section 4, necessary to preserve, without dilution, the conversion rights of such series of Preferred Shares.

(x) Certificate of Adjustments. In the case of any adjustment or readjustment of a Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of such series of Preferred Shares at the holder’s address as shown in the Company’s books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (A) the consideration received or deemed to be received by the Company for any Additional Ordinary Shares issued or sold or deemed to have been issued or sold, (B) the number of Additional Ordinary Shares issued or sold or deemed to be issued or sold, (C) the Conversion Price in effect before and after such adjustment or readjustment, and (D) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of the Preferred Shares after such adjustment or readjustment.

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(xi) Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to a Conversion Price or the number or character of any Preferred Shares as set forth herein, the Company shall give notice to the holders of such Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of such Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

(xii) Notices. Any notice required by the provisions of this Section shall be in writing and shall be deemed effectively given: (A) upon personal delivery to the party to be notified, (B) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next Business Day, (C) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (D) one (1) day after deposit with an internationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

(xiii) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or allotment of Ordinary Shares upon conversion of Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and allotment of Ordinary Shares in a name other than that in which the Preferred Shares so converted were registered.

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